Exhibit 10.1

NON-REDEMPTION AGREEMENT AND ASSIGNMENT OF ECONOMIC INTEREST

This Non-Redemption Agreement and Assignment of Economic Interest (this “Agreement”) is entered as of ___________, 2023 by and among Deep Medicine Acquisition Corp., a Delaware corporation (the “Company”), Bright Vision Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and the undersigned investor (“Investor”).

RECITALS

WHEREAS, the Sponsor currently holds 3,021,958 shares (the “Founder Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”);

WHEREAS, the Company expects to hold a special meeting of stockholders (the “Meeting”) for the purpose of approving, among other things, an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to extend the date by which the Company must consummate an initial business combination (the “Initial Business Combination”) for six additional months until January 29, 2024 (the “Extension”);

WHEREAS, the Charter provides that a stockholder of the Company may redeem its shares of Class A Common Stock initially sold as part of the units in the Company’s initial public offering (whether they were purchased in the Company’s initial public offering or thereafter in the open market) (the “Public Shares,” together with all the other issued and outstanding shares of Class A Common Stock, the “Common Shares”) in connection with the Charter amendment, on the terms set forth in the Charter (“Redemption Rights”);

WHEREAS, subject to the terms and conditions of this Agreement, the Sponsor desires to transfer to Investor, and Investor desires to acquire from the Sponsor, that number of Founder Shares set forth opposite such Investor’s name on Exhibit A (the “Assigned Securities”), to be transferred to Investor in connection with the Company’s completion of its Initial Business Combination, and, prior to the transfer of the Assigned Securities to Investor, the Sponsor desires to assign the economic benefits of the Assigned Securities to Investor.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor and the Sponsor hereby agree as follows:

1.	Terms of Transfer.

1.1.

Upon the terms and subject to the conditions of this Agreement, the Sponsor agrees that if (a) Investor either (i) does not exercise its Redemption Rights with respect to such Investor Shares (as defined below) in connection with the Meeting or (ii) uses commercially reasonable efforts to request that the Company’s transfer agent reverse any previously submitted redemption demand for the Investor Shares in connection with the Meeting, and (b) the Extension is approved at the Meeting and is effected by the Company’s filing with Secretary of the State of Delaware of an amendment to the Charter, then the Sponsor hereby agrees to assign to Investor for no additional consideration, the Assigned Securities set forth on Exhibit A, and the Sponsor agrees to assign to Investor, the Economic Interest (as defined below) associated with the Assigned Securities that the Sponsor has agreed to assign to Investor. “Investor Shares” shall mean the aggregate of the lesser of (a) 9.9% of the Common Shares and (b) the number of Investor Shares as set forth on Exhibit A, that are not to be redeemed, including those subject to non-redemption agreements with all the other stockholders of the Company similar to this Agreement as of _______, 2023, including this Agreement with Investor. The Sponsor and the Company will assign to the Investor thirty-six Founder Shares for every one hundred Investor Shares non-redeemed (rounded down, with no fractional Founder Shares to be assigned), subject to this Agreement and set forth on Exhibit A. The Sponsor and the Company agree to publicly file a Redemption Notice (as defined below) no later than 9:00 a.m. Eastern Time on the business day prior to the date of the Meeting (or such earlier time as necessary to allow Stockholder the reasonable opportunity to reverse any previously submitted redemption demand in connection with the Meeting).

The “Redemption Notice” is a Current Report on Form 8-K under the Exchange Act that provides (i) the number of unaffiliated parties with whom the Company has entered non-redemption agreements in connection with the Meeting; and (ii) the maximum aggregate number of shares of Class A Common Stock that such unaffiliated parties have agreed either not to request redemption in connection with the Extension or to use commercially reasonable efforts to request that the Company’s transfer agent reverse any previously submitted redemption demand in connection with the Meeting.

1.2.

The Sponsor and Investor hereby agree that the assignment of the Assigned Securities shall be subject to the conditions that (i) the Initial Business Combination is consummated; and (ii) Investor (or its permitted transferees (as described in the Letter Agreement (the “Permitted Transferee”)) executes a joinder to that certain Letter Agreement, dated October 26, 2021 (as it exists on the date hereof, the “Letter Agreement”), by and among the Company, the Sponsor, officers and directors of the Company, and the other stockholders of the Company signatory thereto, as described in Section 1.8 hereof. Upon the satisfaction of the foregoing conditions, as applicable, the Sponsor shall promptly transfer the Assigned Securities to Investor (or its Permitted Transferees). The Sponsor covenants and agrees to facilitate such transfer to Investor (or its Permitted Transferees) in accordance with the foregoing.

1.3.	Adjustment to Share Amounts. If at any time the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, split or reclassification of the Common Shares or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in the number of Common Shares.

1.4.	Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which any of its Common Shares is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of the Common Shares, the Sponsor shall transfer, with respect to each Founder Share to be transferred hereunder, upon the Sponsor’s receipt thereof, the kind and amount of securities, cash or other property into which such Assigned Securities converted or exchanged.

1.5.	Forfeitures, Transfers, etc. Investor shall not be required to forfeit or transfer the Assigned Securities. Investor acknowledges that, pursuant to the Limited Liability Company Operating Agreement of the Sponsor (as it exists on the date hereof, the “Sponsor LLC Agreement”), prior to the Initial Business Combination, the managing member of the Sponsor (the “Manager”) has the authority to subject the Founder Shares to forfeitures, transfers, exchanges, earn-outs or other restrictions, or amend the terms under which the Founder Shares were issued or any restrictions or other provisions relating to the Founder Shares set forth in the instruments establishing the same (including voting in favor of any such amendment) or enter into any other arrangements with respect to the Founder Shares, and that the Manager is authorized to effectuate such forfeitures, transfers, exchanges, restrictions, earn-outs, amendments or arrangements, in such amounts and pursuant to such terms as the Manager determines in his or her sole and absolute discretion for any reason. Sponsor acknowledges and agrees that any such forfeitures, transfers, exchanges, earn-outs, restrictions, amendments or arrangements shall apply only to the Founder Shares other than the Assigned Securities, and the terms and conditions applicable to the Assigned Securities shall not be changed as a result of any such forfeitures, transfers, exchanges, earn-outs, restrictions, amendments or arrangements.

1.6.	Delivery of Shares; Other Documents. At the time of the transfer of Assigned Securities hereunder, the Sponsor shall deliver the Assigned Securities to Investor by transfer of book-entry shares effected through the Company’s transfer agent. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.7.	Assignment of Registration Rights. Concurrent with the transfer of Assigned Securities to Investor under this Agreement, the Sponsor hereby assigns all of its rights, duties and obligations to Investor with respect to the Assigned Securities under that certain Registration Rights Agreement, dated October 26, 2021 (as it exists on the date of the Agreement, the “Registration Rights Agreement”), by and among the Company, the Sponsor, and the other stockholders of the Company signatory thereto, and hereby represents and confirms to Investor that, upon Investor’s receipt of the Assigned Securities, (i) Investor shall be a “Holder” under the Registration Rights Agreement and (ii) the Assigned Securities shall be “Registrable Securities” under the Registration Rights Agreement. The Sponsor shall provide written notice to the Company of such assignment in accordance with the Registration Rights Agreement. Investor shall provide to the Company a written agreement in accordance with the Registration Rights Agreement agreeing to be bound by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Assigned Securities (upon acquisition thereof) as “Registrable Securities” thereunder.

1.8.	Joinder to Letter Agreement. In connection with the transfer of the Assigned Securities to Investor, Investor shall execute a joinder to the Letter Agreement in substantially the form attached here to as Exhibit B (the “Joinder”) pursuant to which Investor shall agree with the Company to be bound solely by Section 7 of the Letter Agreement solely with respect to the Assigned Securities and by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Assigned Securities (upon acquisition thereof) as “Registrable Securities” thereunder.

1.9.	Termination. This Agreement and each of the obligations of the undersigned shall terminate on earlier of (a) the failure of the Company’s stockholders to approve the Extension at the Meeting, or the determination of the Company not to proceed to effect the Extension, (b) the fulfillment of all obligations of parties hereto, (c) the liquidation or dissolution of the Company, (d) the mutual written agreement of the parties hereto, or (e) if Investor exercises its Redemption Rights with respect to any Investor Shares in connection with the Meeting and such Redemption Rights are not withdrawn by the date of the Meeting. Notwithstanding any provision in this Agreement to the contrary, the Sponsor’s obligation to transfer the Assigned Securities to Investor shall be conditioned on (i) the satisfaction of the conditions set forth in Section 1.2 and (ii) Investor not exercising its Redemption Rights with respect to such Investor Shares in connection with the Meeting.

2.	Assignment of Economic Interest.

2.1.	Upon satisfaction of the conditions set forth in Section 1.1, the Sponsor hereby assigns to Investor all of its economic right, title and interest in and to that number of Assigned Securities set forth on Exhibit A (the “Economic Interest”), subject to adjustment as set forth in Section 2.2. The Economic Interest represents the Sponsor’s right to receive dividends and other distributions made by the Sponsor pursuant to the Sponsor LLC Agreement allocated to that number of Assigned Securities set forth on Exhibit A represented by the Founder Shares held directly by the Sponsor.

2.2.	If at any time the number of Common Shares is increased or decreased by a consolidation, combination, split or reclassification or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, the number of shares underlying the Economic Interest shall be adjusted in proportion to such increase or decrease in the number of Common Shares.

2.3.	Investor acknowledges and agrees that it is not a member of the Sponsor, it has no right to vote on matters of the Sponsor as a result of the Assigned Securities or Economic Interest, or to vote with respect to any Assigned Securities, and it has no right to vote Founder Shares prior to transfer of any such shares to Investor pursuant to this Agreement.

2.4.	Investor acknowledges and agrees that if it has a right pursuant to its Economic Interest to receive any dividends or other distributions paid in Common Shares or other non-cash property that is subject to the transfer restrictions and/or the lockup period set forth in Section 7 of the Letter Agreement, the Sponsor shall transfer all of its right, title and interest in such dividends or distributions concurrently with the transfer of the Assigned Securities to such Investor pursuant to Section 1.

2.5.	If the conditions to the transfer of the Founder Shares in Section 1 are not satisfied with respect to any Founder Shares, then Investor shall automatically assign its Economic Interests in such Founder Shares back to the Sponsor, for no consideration.

3.	Representations and Warranties of Investor. Investor represents and warrants to, and agrees with, the Sponsor that:

3.1.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Assigned Securities.

3.2.	Accredited Investor. Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

3.3.	Intent. Investor is acquiring the Assigned Securities solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Investor has no present arrangement to sell Assigned Securities to or through any person or entity except as may be permitted hereunder.

3.4.	Restrictions on Transfer; Trust Account; Redemption Rights.

3.4.1.	Investor acknowledges and agrees that, prior to their transfer hereunder, the Assigned Securities are, and following any transfer to Investor may continue to be, subject to the transfer restrictions and certain other restrictions as set forth in the Letter Agreement, provided that if a portion of Founder Shares are released from such restrictions, such release shall apply pro rata to all holders of Founder Shares.

3.4.2.	Investor waives any right in connection with the Extension that it may have to elect to have the Company redeem any Investor Shares, and agrees not to redeem or otherwise exercise any right to redeem the Investor Shares and to reverse and revoke any prior redemption elections made with respect to the Investor Shares in connection with the Extension. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Investor’s ability to redeem any Public Shares (other than the Investor Shares in connection with the Extension), or to trade or redeem any Public Shares (other than the Investor Shares in connection with the Extension) in its discretion and at any time or to trade or redeem any Investor Shares in its discretion and at any time after July 13, 2023.

3.4.3.	Investor acknowledges and understands the Assigned Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act. The Investor acknowledges and agrees that the Assigned Securities may not be offered, resold, transferred or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act or (iv) for the avoidance of doubt, pursuant to bona fide pledge arrangements and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions. Investor agrees that, if any transfer of the Assigned Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Investor may be required to deliver to the Company an opinion of counsel satisfactory to the Company that registration is not required with respect to the Assigned Securities to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Assigned Securities.

3.5.	Voting. Investor agrees that it will and will cause its controlled affiliates to vote (or cause to be voted) or execute and deliver a written consent (or cause a written consent to be executed and delivered) for all of the Common Shares owned, as of the applicable record date, by any of them at the Meeting in favor of the Extension and cause all such shares to be counted as present at the Meeting for purposes of establishing a quorum.

3.6.	Sophisticated Investor. Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Assigned Securities.

3.7.	Risk of Loss. Investor is aware that an investment in the Assigned Securities is highly speculative and subject to substantial risks. Investor is cognizant of and understands the risks related to the acquisition of the Assigned Securities, including those restrictions described or provided for in this Agreement, the Sponsor LLC Agreement and the Letter Agreement pertaining to transferability. Investor is able to bear the economic risk of its investment in the Assigned Securities for an indefinite period of time and able to sustain a complete loss of such investment.

3.8.	Independent Investigation. Investor has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Sponsor or any representatives or agents of the Sponsor, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s management concerning the Company and the terms and conditions of the proposed sale of the Assigned Securities and has had full access to such other information concerning the Company as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

3.9.	Organization and Authority. If any entity, Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Assigned Securities, enter into this Agreement and perform all the obligations required to be performed by Investor hereunder.

3.10.	Non-U.S. Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Assigned Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Assigned Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Assigned Securities. Investor’s subscription and payment for and continued beneficial ownership of the Assigned Securities will not violate any applicable securities or other laws of Investor’s jurisdiction.

3.11.	Authority. This Agreement has been validly authorized, executed and delivered by Investor and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.12.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor’s organizational documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any order, judgment or decree to which Investor is subject, in the case of clauses (ii) and (iii), that would reasonably be expected to prevent Investor from fulfilling its obligations under this Agreement.

3.13.	No Advice from Sponsor. Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement, the Sponsor LLC Agreement and the form of Letter Agreement with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Sponsor explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of the Sponsor or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, the Sponsor, the Company, the Assigned Securities, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.14.	Reliance on Representations and Warranties. Investor understands that the Assigned Securities are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Sponsor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

3.15.	No General Solicitation. Investor is not subscribing for Assigned Securities as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.16.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Investor in connection with the acquisition of the Assigned Securities nor is Investor entitled to or will accept any such fee or commission.

4.	Representations and Warranties of Sponsor. The Sponsor represents and warrants to, and agrees with, the Investor that:

4.1.	Power and Authority. The Sponsor is a limited liability company duly formed and validly existing and in good standing as a limited liability company under the laws of the State of Delaware and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder, including the assignment, sale and transfer the Assigned Securities.

4.2.	Authority. All corporate action on the part of the Sponsor and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the Sponsor and (assuming due authorization, execution and delivery by Investor) constitutes the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.3.	Title to Securities. The Sponsor is the record and beneficial owner of, and has good and marketable title to, the Assigned Securities and will, immediately prior to the transfer of the Assigned Securities to Investor, be the record and beneficial owner of the Assigned Securities, in each case, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally and applicable securities laws). The Assigned Securities to be transferred, when transferred to Investor as provided herein, will be free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally, under the Letter Agreement and applicable securities laws).

4.4.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the certificate of formation or the Sponsor LLC Agreement, (ii) any agreement or instrument to which the Sponsor is a party or by which it is bound (including the Letter Agreement and the Sponsor LLC Agreement) or (iii) any law, statute, rule or regulation to which the Sponsor is subject or any order, judgment or decree to which the Sponsor is subject. The Sponsor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or transfer the Assigned Securities in accordance with the terms hereof.

4.5.	No General Solicitation. The Sponsor has not offered the Assigned Securities by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.6.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Sponsor in connection with the sale of the Assigned Securities nor is the Sponsor entitled to or will accept any such fee or commission.

4.7.	Transfer Restrictions. Until termination of this Agreement, the Sponsor shall not transfer any of its Founder Shares representing the economic benefit of the Assigned Securities other than any transfer pursuant to the Sponsor LLC Agreement in connection with an Initial Business Combination, this Agreement and any agreements similar to this Agreement.

4.8.	Reliance on Representations and Warranties. The Sponsor understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement.

5.	Trust Account. Until the earlier of (a) the consummation of the Company’s Initial Business Combination; and (b) the liquidation of the trust account into which the proceeds from the Company’s initial public offering are deposited (“Trust Account”), the Company will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank. The Company further confirms that, in order to mitigate the current uncertainty surrounding the implementation of the Inflation Reduction Act of 2022, funds held in the Trust Account, including any interest thereon, will not be used to pay for any excise tax liabilities with respect to any future redemptions prior to or in connection with the Extension, an Initial Business Combination or liquidation of the Company.

6.	Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

7.	Assignment; Entire Agreement; Amendment.

7.1.	Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by either the Sponsor or Investor to any person that is not an affiliate of such party shall require the prior written consent of the other party.

7.2.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

7.3.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought, except for an automatic amendment pursuant to Section 14.

7.4.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

8.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and sent by electronic mail or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by mail, then three days after deposit in the mail. If given by electronic mail, such notice shall be deemed to be delivered when sent to an electronic mail address at which the party has provided to receive notice.

9.	Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.	Survival; Severability

10.1.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

10.2.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.	Disclosure; Waiver. The Company shall, as soon as practicable, but in no event later than four business days after execution of this Agreement, issue one or more press releases or file with the United States Securities and Exchange Commission (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company has provided to Investor at any time prior to the filing of the Disclosure Document. The Investor agrees that the Sponsor may publicly disclose the name of Investor in the Disclosure Document only to the extent as required by law. The Disclosure Document shall also provide that until the earlier of (a) the consummation of the Company’s Initial Business Combination (b) the liquidation of the Trust Account; and (c) 24 months from consummation of the Company’s initial public offering, the Company will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations. Such Disclosure Document shall further provide that the Company will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due upon a redemption of the Public Shares, including in connection with a liquidation of the Company if it does not effect an Initial Business Combination prior to its termination date. Upon the issuance of the Disclosure Document, to the Company’s knowledge, Investor shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors or employees.

13.	Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Investor and the Sponsor as, and the Sponsor acknowledges that Investor and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that Investor and the Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

14.	Most Favored Nation. In the event the Sponsor enters one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting, the Sponsor represents that the terms of such other agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investor. To avoid doubt, the Sponsor acknowledges and agrees that a ratio of Assigned Shares to Investor Shares in any other non-redemption agreements in connection with the Meeting that is more favorable to such other investors thereunder than the ratio in this Agreement is to the Investor would be materially more favorable to such other investors. In the event that another investor is afforded any such more favorable ratio pursuant to such non-redemption agreement than the Investor, the Sponsor shall inform the Investor of such more favorable terms in writing within one (1) business day, and the Investor shall have the right to elect to have such more favorable terms included herein, in which case this Agreement shall automatically be amended to effect the same.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR

By:
Name:
Title:

[Signature Page to Non-Redemption Agreement]

SPONSOR:

BRIGHT VISION SPONSOR LLC

By:
Name:
Title:

THE COMPANY:

DEEP MEDICINE ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Non-Redemption Agreement]

EXHIBIT A

Investor	Investor Shares not to be Redeemed	Founder Shares to be Transferred / Economic Interest Assigned

Address:	___________	___________

SSN/EIN: ______________

EXHIBIT B

FORM OF JOINDER

TO

LETTER AGREEMENT

AND

REGISTRATION RIGHTS AGREEMENT

_________, 202__

Reference is made to that certain Non-Redemption Agreement and Assignment of Economic Interest, dated as of ___________, 2023 (the “Agreement”), by and between ________________ (“Investor”) and Bright Vision Sponsor LLC (the “Sponsor”), pursuant to which Investor acquired securities of Deep Medicine Acquisition Corp. (the “Company”) from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date first set forth above, that Investor (i) shall become a party to that certain Letter Agreement, dated October 26, 2021 (as it exists on the date of the Agreement, the “Letter Agreement”), by and among the Company, the Sponsor, officers and directors of the Company, and the other stockholders of the Company signatory thereto, solely with respect to Section 7 of the Letter Agreement, and shall be bound by, and shall be subject to the restrictions set forth under the terms and provisions of such section of the Letter Agreement as an Insider (as defined therein) solely with respect to its Assigned Securities; and (ii) shall become a party to that certain Registration Rights Agreement, dated October 26, 2021 (as it exists on the date of the Agreement, the “Registration Rights Agreement”), by and among the Company, the Sponsor, and the other stockholders of the Company signatory thereto, and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Assigned Securities (together with any other equity security of the Company issued or issuable with respect to any such Assigned Securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, in the Letter Agreement (to the extent applicable to Investor) and the Registration Rights Agreement is between the Company and Investor, solely, and not between and among Investor and the other stockholders of the Company signatory thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

INVESTOR

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

DEEP MEDICINE ACQUISITION CORP.

By:
Name:
Title: